UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014 (February 25, 2014)

MYLAN INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Compensatory Arrangements of Certain Officers.

In 2012, Mylan Inc. (the “Company”) announced a goal of achieving adjusted diluted earnings per share (“adjusted EPS”) of $6.00 by December 31, 2018, and at its August 2013 Investor Day, detailed its strategy for achieving this goal. Meeting this target would represent a more than doubling of the Company’s adjusted EPS for fiscal 2013 ($2.89) and a 16% compound annual growth rate in adjusted EPS over the five-year period ending in 2018. The Company believes that achieving this goal will potentially result in a significant increase in shareholder value. This next phase in the Company’s growth will follow a period during which the Company delivered exceptional total shareholder returns, dramatically outperformed the S&P 500 Index and S&P 500 Pharmaceuticals Index over 1, 3 and 5 year periods, and delivered excellent operational performance.

The Compensation Committee and the independent members of the Board of Directors believe that, to best ensure the success of the Company’s ambitious five-year strategic business plan, including the 2018 adjusted EPS target, it is in the best interests of the Company and its shareholders that we retain and enhance the talented, dedicated, and unified management team whose vision and execution have been and will be so crucial to implementing the strategies that have yielded the Company’s impressive achievements to date. Equally important, the Compensation Committee and the independent Directors recognize the key role that the Company’s unique senior leadership team will play in developing a vision and plan for longer-term, sustainable growth beyond 2018.

Accordingly, the Compensation Committee and the independent Directors have adopted a special one-time, wholly performance-based, five-year cliff-vesting supplemental incentive program, and approved extensions of the employment agreements of the Company’s most senior executives through 2018, each as described further below.

One-Time Special Performance-Based Five-Year Realizable Value Incentive Program

After extensive consideration and deliberation, and after consultation with shareholders and experts in the field of executive compensation, the Compensation Committee and the independent Directors determined that it was in the best interests of the Company and its shareholders to provide a special one-time, wholly performance-based, five-year cliff-vesting, supplemental incentive to over 100 of the Company’s executive officers and other key employees to further incentivize them to achieve the ambitious adjusted EPS target and create significant new shareholder value. During the development of this new program, in late 2013, the Company (including in some cases the Lead Independent Director and Compensation Committee Chairman) engaged in extensive outreach to shareholders regarding the Company’s compensation practices, among other matters, including in-person meetings with shareholders representing more than 30% of outstanding shares. In these meetings, the Company discussed the rationale, context, and importance of implementing a special incentive and retention program, given where the Company is today and its stated future strategic business objectives, as well as the challenges associated with achieving the ambitious adjusted EPS target and retaining key employees. Shareholders expressed strong support for the establishment of an incentive plan for a large group of key employees tied to the creation of substantial new shareholder value, particularly a wholly performance-based program that would include five-year cliff vesting provisions. Accordingly, on February 25, 2014, the independent Directors adopted the Mylan Inc. One-Time Special Performance-Based Five-Year Realizable Value Incentive Program, pursuant to which awards were granted under the Company’s Amended and Restated 2003 Long-Term Incentive Plan (the “One-Time Special Performance-Based Incentive Awards”). Important elements of the One-Time Special Performance-Based Incentive Awards are highlighted in the table and discussed in more detail below.

	Objectives	Program Design
1.	Further Incentivize and Align Executives to Achieve $6.00 Adjusted EPS Goal	100% Performance Vesting Based on Adjusted EPS Goal. Regardless of Stock Price, There Will be Full Payment Only if Adjusted EPS Goal is Achieved.

2.	Full Value Realized Only if Stock Price Appreciates Significantly	Regardless of Achievement of Adjusted EPS Goal, Participants Will Realize Full Value of Awards Only if Stock Price Has Reached $73.33 Per Share at Time of Settlement. Participants Will Realize No Value from Awards if Stock Price is Below $53.33 Per Share at Time of Settlement.

3.	Retention of Key Employees Through 2018	5 Year Cliff Vesting.

4.	Expand Program to a Broader Group of Key Employees Critical to Achieving Our Ambitious Goal	More than 100 Participants.

5.	All While Minimizing Share Usage and Maintaining Acceptable Burn Rate	Award Value Capped – Stock Appreciation Above $73.33 Has No Effect on Value to Participants. Mix of Award Types (SARs and RSUs) to Mitigate Share Usage and Burn Rate.

The One-Time Special Performance-Based Incentive Awards were designed to reward the Company’s executive officers and other key employees for achievement of the $6.00 adjusted EPS goal and, with their five-year cliff vesting provisions, to serve as a powerful retention incentive, but will only deliver full value to the participants if the Company’s shareholders receive a significant return on their investment, furthering the Board’s goal of structuring the level and design of the Company’s executive pay programs to create a maximum “return on executive leadership.” The Company’s named executive officers were granted the One-Time Special Performance-Based Incentive Awards in the form of stock appreciation rights and other key employees were generally granted the One-Time Special Performance-Based Incentive Awards in the form of economically similar performance-based restricted stock units.

Further Incentivize and Align with Shareholders to Achieve Adjusted EPS Goal. The One-Time Special Performance-Based Incentive Awards will vest in full only if the Company achieves adjusted EPS of $6.00 by December 31, 2018. If the Company does not achieve adjusted EPS of at least $5.40 (90% of the Company’s goal) by that date, all One-Time Special Performance-Based Incentive Awards will be forfeited (other than in the event of a change in control, upon which awards are settled to the extent the minimum value creation requirement described below is satisfied). If the Company achieves adjusted EPS of at least $5.40, only 50% of the One-Time Special Performance-Based Incentive Awards will vest, and the vesting percentage will be determined by linear interpolation at adjusted EPS levels between $5.40 and $6.00. However, as noted below, there will be no payment if the Company achieves adjusted EPS of $6.00, but the Company’s stock price does not exceed the required minimum stock price of $53.33 per share at the time of settlement.

Participants Realize Full Value Only if Stock Price Appreciates Significantly. The One-Time Special Performance-Based Incentive Awards provide full value to the participants only if the Company’s stock price has reached the appreciation cap (described below) of $73.33 per share at the time of settlement, which would represent the creation of significant new value for shareholders. The awards will also have no value unless the Company’s stock price exceeds $53.33 per share at the time of settlement, which represents a premium of $2 above the Company’s closing price on the date of grant. When the Compensation Committee first reviewed the proposed structure of the program (including the minimum stock price) in October 2013, the minimum stock price represented a premium of more than 30% above the then-current trading price of the Company’s common stock.

The value of the One-Time Special Performance-Based Incentive Awards increases to the extent the Company’s stock price exceeds $53.33 per share at the time of settlement, but appreciation in the Company’s stock price ceases to affect the value of awards once the stock price reaches $73.33 per share. This cap represents a premium of $20 per share above the minimum stock price of the awards. In the event that the Company’s stock price reaches the cap of $73.33 prior to the end of 2018, the value of the awards under the program will be locked in based on that stock price realized for shareholders, but payment of the award value to participants will continue to be subject to the requirement that the Company first achieve its adjusted EPS goal.

Retain Employees Through 2018 With Five Year Cliff Vesting. The One-Time Special Performance-Based Incentive Awards will provide value to the participants only if they remain with the Company through 2018, except as provided in an employment agreement. Awards will generally only be payable prior to the end of the five-year performance period if the Company achieves both the $6.00 adjusted EPS goal and a stock price of $73.33 for a specified number of days (other than in the event of a change in control).

Expand Program to a Broader Group of Key Employees Critical to Achieving Our Ambitious Goal. The One-Time Special Performance-Based Incentive Awards were granted to over 100 of the Company’s executive officers and other key employees critical to achieving the $6.00 adjusted EPS goal in multiple jurisdictions around the globe.

Minimize Share Usage and Burn Rate. The appreciation cap described above limits the potential dilution and burn rate of the program. Also, the Company granted One-Time Special Performance-Based Incentive Awards in the form of both stock appreciation rights and performance-based restricted stock units to limit the number of awards issued under the program and minimize the Company’s burn rate.

One-Time Special Performance-Based Incentive Awards to Named Executive Officers. The table below shows the number of One-Time Performance-Based Incentive Awards granted to the named executive officers on February 25, 2014 in the form of stock appreciation rights. The stock appreciation rights have an exercise price of $53.33, and the named executive officers will not realize additional value on such stock appreciation rights to the extent the Company’s stock price is above $73.33. The stock appreciation rights will generally be exercisable in early 2019 upon the Compensation Committee’s certification of adjusted EPS for 2018, however, if the Company’s stock price exceeds $73.33 for a specified number of days, the stock appreciation rights will be exercised early. The shares received upon such early exercise will be subject to the achievement of the Company’s adjusted EPS goal, as described above. If a named executive officer is no longer employed with the Company as of December 31, 2018 and all the performance conditions have not been previously achieved, the stock appreciation rights will generally be forfeited, other than in the event of a change in control or as otherwise provided in an employment agreement.

Name and Title	Number of Stock Appreciation Rights
Heather Bresch
Chief Executive Officer	1,400,000

John D. Sheehan
Chief Financial Officer	250,000

Rajiv Malik
President	1,200,000

Harry Korman
Executive Vice President and Chief Operating Officer	250,000

Robert J. Coury
Executive Chairman	1,000,000

Key Executive Retention

The Compensation Committee and the independent Directors believe that the Company’s exceptional performance is directly related to the efforts of its outstanding work force around the world and the vision, leadership, and execution of its senior leadership team, led by Executive Chairman, Robert J. Coury, Chief Executive Officer, Heather Bresch, and President, Rajiv Malik. This senior leadership team has successfully developed and executed on a unique vision and strategy to position the Company as a leader in its industry, established an unmatched operating and commercial platform, identified and executed on key drivers of future growth, and returned value to shareholders. For this reason, the Compensation Committee and the independent Directors determined that in order to best ensure the success of the Company’s five-year strategic business plan and the development of its longer-term strategies for sustainable growth, it was in the best interests of the Company and shareholders to secure the services of Mr. Coury, Ms. Bresch, and Mr. Malik over the next five years. Therefore, on February 25, 2014, the Company entered into extensions to the existing Executive Employment Agreements with Mr. Coury, Ms. Bresch and Mr. Malik through 2018.

Extension of Mr. Coury’s Employment Agreement. Except as noted below, the terms of the extended Executive Employment Agreement with Mr. Coury are substantially the same as Mr. Coury’s previously effective Executive Employment Agreement. In particular, during the new five-year term of the agreement, Mr. Coury will continue to serve as the Company’s Executive Chairman and receive the same base salary, and is eligible for an annual cash bonus with the same target amount. In addition, in consideration of his agreement to continue to lead the Company over the next five years (and deferring his access to previously accrued benefits), pursuant to the new agreement, Mr. Coury will receive and incentive award consisting of (i) one million stock appreciation rights under the One-Time Special Five-Year Performance-Based Incentive Program (described above), and (ii) the opportunity to earn a $20 million cash payment if Mr. Coury satisfies the requirements specified in the Executive Employment Agreement through at least December 31, 2016, which cash payment results in approximately the same average annual value of the retention incentive provided to Mr. Coury in connection with the extension of his prior agreement.

The incentive and retention features of Mr. Coury’s employment agreement extension were designed with four objectives in mind:

Compensation Committee and Board Objectives	Design Feature
1. Further Incentivize and Align Mr. Coury to Achieve $6.00 Adjusted EPS Goal	Grant an Award Under the One-Time Special Performance-Based Incentive Program. Award Only Payable in Full if Adjusted EPS Goal is Achieved.
2. Further Incentivize and Align Mr. Coury to Lead the Strategic Development of Mylan, Oversee Development of Key Executives, Lead Significant Transactions and Other Required Duties	Provide an Incentive to Mr. Coury Tied to Completion of Required Duties Under Employment Agreement.
3. Balance Mr. Coury’s Focus on 2018 Adjusted EPS Goal and Development of Business Growth Strategies for 2018 and Beyond	Equal Value Allocated to Award under One-Time Special Performance-Based Incentive Program and Incentive Tied to Executive Chairman Duties.
4. Retention of Mr. Coury as Executive Chairman Through 2018	Employment Agreement Term Extended Through End of 2018.

In the event that Mr. Coury’s employment is terminated without cause or due to death or disability, or Mr. Coury resigns for good reason (each defined in the same manner as in the prior agreement), Mr. Coury will receive the retention incentive. Also on February 25, 2014, the Company entered into an amendment to Mr. Coury’s retirement benefit agreement with the Company, which fixes the discount rate at which his pension benefits are calculated in order to reduce the future volatility of such liability to the Company. Although his pension benefits were already fully vested, Mr. Coury agreed that he will forfeit the supplemental portion of his pension (as defined in the amendment) if his employment is terminated for cause prior to June 30, 2014.

Extension of Ms. Bresch’s and Mr. Malik’s Employment Agreements. Except as noted below, the terms of the extended Executive Employment Agreements with Ms. Bresch and Mr. Malik are substantially the same as each of their previously effective Executive Employment Agreements. Pursuant to the extended agreement with Ms. Bresch, her annual base salary was increased to $1,200,000 and her target annual cash bonus was increased to 150% of base salary. Pursuant to the extended agreement with Mr. Malik, his annual base salary was increased to $900,000. In addition, Ms. Bresch and Mr. Malik received 1,400,000 and 1,200,000 stock appreciation rights, respectively, under the One-Time Special Five-Year

Performance-Based Incentive Program (described above). In the event the employment of Ms. Bresch or Mr. Malik is terminated for any reason in calendar year 2014, the stock appreciation rights will be forfeited. In the event the employment of Ms. Bresch or Mr. Malik is terminated without cause or due to death or disability or if Ms. Bresch or Mr. Malik resigns for good reason (each defined in the same manner as in the prior agreements) in calendar years 2015 or 2016, Ms. Bresch or Mr. Malik will remain eligible to vest in a pro rata portion of the stock appreciation rights, subject to the achievement of the applicable performance goals, and in the case of such terminations of employment in subsequent periods, Ms. Bresch and Mr. Malik will remain eligible to vest in all of the stock appreciation rights, subject to the achievement of applicable performance goals.

Forward Looking Statements

This Form 8-K may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, with regard to the Company’s future operations, its anticipated business levels, future earnings, planned activities, anticipated growth, and other expectations and targets for future periods. These statements often may be identified by the use of words such as “believe,” “would,” “anticipate,” “expect,” “plan,” “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: challenges, risks and costs inherent in business integrations and in achieving anticipated synergies; our ability to identify, acquire and integrate complementary or strategic acquisitions of other companies, products or assets; our expected or targeted future financial and operating performance and results; our capacity to bring new products to market, including but not limited to where we use our business judgment and decide to manufacture, market and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); our ability to protect our intellectual property and preserve our intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the Company’s business; uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with our business activities, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and in its other filings with the Securities and Exchange Commission (“SEC”). You can access our Form 10-K and other filings with the SEC through the SEC website at www.sec.gov, and we strongly encourage you to do so. The Company undertakes no obligation to update statements herein for revisions or changes after the date of this release. Long-term targets noted in this release, including, but not limited to, 2018 targets, do not reflect Company guidance.

Non-GAAP Financial Measures

This Form 8-K includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures, including adjusted EPS, are presented in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Management uses these measures internally for forecasting, budgeting and measuring its operating performance. In addition, primarily due to acquisitions, the Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. Investors and other readers are encouraged to review the Company’s earnings release for the three months and year ended December 31, 2013 for an example of how the Company reconciles adjusted EPS to the most comparable GAAP measure, diluted earnings per share. Investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with GAAP.

Item 8.01. Other Events.

The information included in Item 5.02 is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Executive Employment Agreement, entered into on February 25, 2014, by and between Mylan Inc. and Robert J. Coury.

10.2	Amendment No. 6 to Retirement Benefit Agreement by and between Mylan Inc. and Robert J. Coury.

10.3	Second Amended and Restated Executive Employment Agreement, entered into on February 25, 2014, by and between Mylan Inc. and Heather Bresch.

10.4	Second Amended and Restated Executive Employment Agreement, entered into on February 25, 2014, by and between Mylan Inc. and Rajiv Malik.

10.5	Form of Stock Appreciation Rights Award Agreement under the Mylan Inc. One-Time Special Five-Year Performance-Based Realizable Value Incentive Program.

10.6	Form of Performance-Based Restricted Stock Units Award Agreement under the Mylan Inc. One-Time Special Five-Year Performance-Based Realizable Value Incentive Program.

10.7	Amendment to Amended and Restated 2003 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: February 28, 2014	By:	/s/ John D. Sheehan
John D. Sheehan

Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Third Amended and Restated Executive Employment Agreement, entered into on February 25, 2014, by and between Mylan Inc. and Robert J. Coury.

10.2	Amendment No. 6 to Retirement Benefit Agreement by and between Mylan Inc. and Robert J. Coury.

10.3	Second Amended and Restated Executive Employment Agreement, entered into on February 25, 2014, by and between Mylan Inc. and Heather Bresch.

10.4	Second Amended and Restated Executive Employment Agreement, entered into on February 25, 2014, by and between Mylan Inc. and Rajiv Malik.

10.5	Form of Stock Appreciation Rights Award Agreement under the Mylan Inc. One-Time Special Five-Year Performance-Based Realizable Value Incentive Program.

10.6	Form of Performance-Based Restricted Stock Units Award Agreement under the Mylan Inc. One-Time Special Five-Year Performance-Based Realizable Value Incentive Program.

10.7	Amendment to Amended and Restated 2003 Long-Term Incentive Plan.